As filed with the Securities and Exchange Commission on November ___, 1999.
                                                 Registration No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------


                                MALLINCKRODT INC.
             (Exact Name of Registrant as Specified in its Charter)

                 NEW YORK                                   36-1263901
      (State or Other Jurisdiction of                    (I.R.S. Employer
      Incorporation or Organization)                    Identification No.)

                             675 MCDONNELL BOULEVARD
                                  P.O. BOX 5840
                               ST. LOUIS, MO 63134
                    (Address of Principal Executive Offices)

                                MALLINCKRODT INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)


                ROGER A. KELLER                         Telephone number,
           VICE PRESIDENT, SECRETARY                  including area code,
               & GENERAL COUNSEL                      of agent for service:
               MALLINCKRODT INC.                         (314) 654-2000
            675 MCDONNELL BOULEVARD
                 P.O. BOX 5840
              ST. LOUIS, MO 63134
    (Name and Address of Agent For Service)


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                         CALCULATION OF REGISTRATION FEE

                                           Proposed      Proposed
         Title of                           Maximum       Maximum
        Securities         Amount          Offering      Aggregate    Amount of
           to be            to be            Price       Offering   Registration
        Registered       Registered(1)    Per Share(2)   Price(2)        Fee

--------------------------------------------------------------------------------
Common Stock,
  par value $1.00
  per share           1,500,000 Shares     $35.50    $53,250,000.00   $14,804.00

--------------------------------------------------------------------------------
1 An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.

2 Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange, Inc. on November 16, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

                  The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

                  (1) The Annual Report of the Company on Form 10-K for the year ended June 30, 1999.

                  (2) The Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 1999.

                  (3) The description of the Corporation's Common Stock contained in the Corporation's Registration Statement on Form 8-A dated April 10, 1987 (as amended on Form 8-A dated November 8, 1991).

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, after the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

                  The securities to be offered are registered under Section 12(b) of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.
         -------------------------------------

                  The legality of the Common Stock offered hereby has been passed upon by Roger A. Keller, Vice President, Secretary and General Counsel of the Corporation, 675 McDonnell Boulevard, P.O. Box 5840, St. Louis, Missouri 63134. As of June 30, 1999, Mr. Keller owned or had options to purchase 112,257.91 shares of Common Stock.


Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

                  The Corporation's Bylaws provide for indemnification, to the fullest extent permitted by applicable law, of any of its directors and officers who are, or have been, or are threatened to be, made a party to an action or proceeding, whether civil or criminal, by reason of the fact that such director or officer is a director or officer of the Corporation, against any judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, or any appeal therein. The Bylaws also provide that additional indemnification may be provided by the Corporation to other persons to the extent permitted by applicable law.

                  The Corporation's Certificate of Incorporation provides that a current or former director shall not be liable to the Corporation or its shareholders for damages for any breach of duty except where liability is imposed by New York State law.

                  The Corporation has insurance to indemnify its directors and officers, within the limits of the Corporation's insurance policies, for those liabilities in respect of which such indemnification insurance is permitted under the laws of the State of New York. In addition, indemnity agreements are in effect with each officer of the Corporation who serves on its Employee Benefits Committee.

                  Reference is made to Sections 721-726 of the New York Business Corporation Law ("B.C.L."), which are summarized below.

                  Section 721 of the B.C.L. provides that indemnification pursuant to the B.C.L. shall not be deemed exclusive, provided that no indemnification may be made if a judgment or other final adjudication adverse to the director or officer established that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty, and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

                  Section 722 of the B.C.L. provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action, whether derivative or nonderivative, or whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. In derivative actions, the statute provides that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent an appropriate court determines that the person is fairly and reasonably entitled to indemnification.

                  Section 723 of the B.C.L. specifies the manner in which payment of such indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification may be made by the corporation (unless ordered by a court under Section 724 of the B.C.L.) only if authorized by the appropriate corporate action as set forth in such Section723.
Section 724 of the B.C.L. provides that upon proper application by a director or officer, indemnification shall be awarded by a court to the extent authorized under Sections 722 and 723 of the B.C.L. Section 725 of the B.C.L. contains certain other miscellaneous provisions affecting the indemnification of directors and officers, including provision for the return of amounts paid as indemnification if any such person is ultimately found not to be entitled thereto.

                  Section 726 of the B.C.L. authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligations which it incurs as a result of the indemnification of directors and officers under the above sections, (2) directors and officers in instances in which they may be indemnified by a corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of insurance, for a retention amount and for co-insurance. Such insurance may not provide for the indemnification, other than defense costs, of any director or officer whose deliberate and active dishonesty is held to be material to an adjudicated cause of action in a judgment adverse to the insured nor of any director or officer who personally gained in fact a financial profit or other advantage to which he was not legally entitled.


Item 7.  Exemption from Registration Claimed.
         -----------------------------------

                  Not applicable.

Item 8.  Exhibits.
         --------

                  Reference is made to the Exhibit Index.

Item 9.  Undertakings.
         ------------

                  The registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "1933 Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) That, for the purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (5) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 15th day of November, 1999.

                                             MALLINCKRODT INC.


                                             By:  /s/ C. Ray Holman
                                                --------------------------------
                                                C. Ray Holman
                                                Chairman of the Board and
                                                    Chief Executive Officer



                                POWER OF ATTORNEY



                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Ray Holman and Roger A. Keller, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in one or more counterparts.

                  Pursuant to the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 15th day of November, 1999.

        Signature                            Title
        ---------                            -----



/s/ C. Ray Holman                           Chairman of the Board and Chief
C. Ray Holman                               Executive Officer


/s/ Michael A. Rocca                        Senior Vice President and Chief
Michael A. Rocca                            Financial Officer (Principal
                                            Financial Officer)

/s/ Douglas A. McKinney                     Vice President and Controller
Douglas A. McKinney                         (Principal Accounting Officer)

/s/ Raymond F. Bentele                      Director
Raymond F. Bentele


/s/ William L. Davis, III                   Director
William L. Davis, III


/s/ Ronald G. Evens                         Director
Ronald G. Evens


/s/ Peter B. Hamilton                       Director
Peter B. Hamilton


/s/ Roberta S. Karmel                       Director
Roberta S. Karmel


/s/ Claudine B. Malone                      Director
Claudine B. Malone


/s/ Anthony Viscusi                         Director
Anthony Viscusi


/s/ Brian M. Rushton                        Director
Brian M. Rushton

                                  EXHIBIT INDEX

Exhibit Number                          Description
--------------                          -----------

      5*                 Opinion (including consent) of Roger A. Keller.

     23.1*               Consent of Ernst & Young LLP.

     23.2*               Consent of Roger A. Keller (included in Exhibit 5).

      24*                Power of Attorney (included on signature page).


*Filed herewith.